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EXHIBIT 11

                             CYBERIAN OUTPOST, INC.

                         Computation of Loss per Share
                     (In thousands, except per share data)
                                  (Unaudited)

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
                                                        Three Months Ended     Nine Months Ended
                                                           November 30,           November 30,
                                                       -------------------   -----------------------
                                                         1999       1998       1999          1998
                                                       --------   --------   ---------     ---------
Basic and diluted:                                     $ (8,543)  $ (7,629)   $ (25,789)   $ (18,229)
                                                       ========   ========    =========    =========
 Net loss applicable to common stockholders..........    23,559     22,298       23,277       13,640
                                                       ========   ========    =========    =========
 Basic and diluted weighted average shares
  outstanding........................................  $  (0.36)  $  (0.34)   $   (1.11)   $   (1.34)
                                                       ========   ========    =========    =========
 Basic and diluted loss per share....................
Pro forma basic and diluted:
 Pro forma net loss applicable to common
  stockholders.......................................                                      $ (17,406)
                                                                                           =========
 Basic and diluted weighted average shares
  outstanding........................................                                         19,515
                                                                                           =========

 Basic and diluted pro forma loss per share..........                                      $   (0.89)
                                                                                           =========
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